MANAGEMENT AGREEMENT

This Management Agreement (this “Agreement”) is entered into as of this 2nd day of February, 2009, by and between Pipeline Data Inc., a Delaware corporation (the “Company”), and ComVest Advisors, LLC (the “Manager”).

W I T N E S S E T H

WHEREAS, Manager has provided, and in the future will provide, Management Services to the Company as defined herein below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1.        Management Services. Subject to the oversight and review by the Company’s Board of Managers, the Manager hereby agrees to provide the Company with the following management services (the “Management Services”):

(a)	assisting the Company with establishing certain financial, accounting and administrative procedures;
(b)	advising the Company with respect to future acquisition and disposition strategy;
(c)	assisting the Company in developing tax planning strategies;
(d)	providing directors, advisers and observers to the board of directors of the Company as provided by agreement between the parties;
(e)	assisting the Company in formulating risk management policies; and
(f)	providing such other services as may be reasonably requested by the Company and may be agreed to by the Manager.
2.	Standard of Care. Manager hereby covenants with the Company to:
(a)	perform or take (or cause to be performed or taken) its functions, responsibilities and duties hereunder in a professional, competent and efficient manner;

(b)       carry out its duties as Manager fairly, honestly, in good faith and in the best interests of the Company;

(c)	exercise the degree of care, diligence and skill that a reasonably prudent manager would exercise in comparable circumstances; and
(d)	perform the Management Services to the satisfaction of the Company and give the Company full and prompt cooperation in the performance of all aspects of the Management Services.

3.	Management Fee, M&A Fee and Reimbursement of Costs.
(a)

Management Fee. Commencing on the date hereof and for the term hereof, the Company shall pay the Manager a management fee the greater of $20,833 or 5% of EBITDA for the corresponding month (the “Monthly Management Fee”). The Company shall pay the Monthly Management Fee within ten (10) business days following each monthly period during the Term.

(b)	M&A Fee. 3% of the aggregate enterprise value of any target acquisition candidate that the Company acquires, or if the Company itself or any of its assets are sold.
(c)

Reimbursement of Costs. The Manager shall be reimbursed for all reasonable out-of-pocket costs, fees or expenses incurred, or reasonable expenditures made in connection with the performance by the Manager of its duties hereunder or the monitoring of the investment by its affiliates in the Company. Except for the Monthly Management Fee, the M&A Fee, and the reimbursement of such costs, fees and expenses pursuant to this Section 3, there shall be no fees or other sums paid to Manager for the services provided by Manager during the term hereof.

4.        Other Interests and Conflicts. The parties recognize that certain officers and directors of the Manager and its affiliates will also serve as directors of the Company. The Manager is engaged directly and through its affiliates in various investment-related businesses. Subject to corporate and fiduciary duties imposed by Delaware law, nothing in this Agreement is intended to preclude the Manager and its affiliates from engaging in or possessing an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter created, including the acquisition, management, operation and sale of businesses similar to the business of the Company. Notwithstanding the foregoing, the Manager on its own behalf and on the behalf of its affiliates will sign a non-disclosure and non-solicitation agreement with the Company to ensure protection of confidential business information and corporation assets.

5.	Term and Termination.
(a)

Term. This Agreement shall commence as of the date hereof and shall continue for so long as the Manager’s affiliates own at least ten percent (10%) of the outstanding equity of the Company on a fully diluted basis.

(b)

Termination. This Agreement may be terminated at any time, upon the mutual written agreement of the parties hereto. In addition, either party may terminate this Agreement for cause in the event the other party materially breaches its duties and obligations under the terms of this Agreement or is in default of any of its obligations hereunder, which breach or default is incapable of cure, or if capable of being cured, has not been cured within thirty (30) days after receipt of written notice from the

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non-defaulting party or within such additional period of time as the non-defaulting party may authorize in writing.

6.        Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given if sent by registered or certified mail, first class postage prepaid, return receipt requested, to the address of such parties set forth below or such other future address as may be specified by any party by notice to all of the other parties. Such communications may also be given by personal delivery, by facsimile or by regular mail, but shall be effective only if and when actually received.

If to the Company, at:

Pipeline Data Inc.

12 West Main Street

Brasher Falls, New York 13613

Facsimile: 315-389-5333

Attn: Donald Gruneisen

With a copy, which shall not constitute notice, to

Sheila Corvino, Esq.

811 Dorset West Road

Dorset, VT 05251

Facsimile: 802-867-2468

If to Manager, at:

ComVest Advisors LLC

One North Clematis Street, Suite 300

West Palm Beach, Florida 33401

Attn: Daniel K. Nenadovic

Managing Director, Partner

7.        Amendment. This Agreement may not be modified, amended, altered or supplemented except upon execution and delivery of a written agreement executed by the parties hereto.

8.	Miscellaneous.
(a)

Disputes. Any dispute, controversy or claim arising between the Manager and the Company arising out of or relating to this Agreement, including, without limitation, any question regarding the Monthly Management Fee, or the existence, validity, termination, interpretation of any term hereof or either party’s performance obligations hereunder shall be finally settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”) in effect at the time of the arbitration (the “Arbitration Rules”). The AAA shall be the appointing authority and responsible for administering any arbitration hereunder in accordance with the Arbitration Rules. The place of arbitration shall be in

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Palm Beach County, Florida. The language of the arbitration shall be English. The arbitration shall be conducted by a single arbitrator who shall be a professional, legal or otherwise but shall not be, or have previously been, associated with any party to this Agreement (the “Arbitrator”). The arbitral award shall be final, binding and non-appealable. Any award rendered by the Arbitrator may be confirmed, judgment upon any award rendered may be entered and such award or the judgment thereon may be enforced or executed upon, by any court having jurisdiction over any of the parties or their respective assets. The Arbitrator’s award must be reasoned and issued in writing within thirty (30) days of the hearing, unless otherwise agreed to by the Manager and the Company.

(b)

Binding Effect and Assignment. The provisions hereof shall be binding upon, inure to the benefit of and shall be enforceable by the parties and their respective heirs, personal representatives, successors and permitted assigns. This Agreement may not be assigned without the prior written consent of the parties hereto.

(c)

Entire Agreement. This Agreement and the additional documents referenced herein merge all prior negotiations and agreements between the parties relating to the subject matter hereof and constitute the entire agreement between the parties relating to such subject matter. No prior or contemporaneous agreements, except as specified herein, written or oral, relating to such subject matter shall be binding.

(d)

Further Assurances. Each party hereto specifically covenants and agrees that it will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out the provisions of this Agreement.

(e)	Counterparts. This Agreement may be executed simultaneously in multiple counterparts, all of which together shall constitute one and the same instrument.
(f)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first written above.

PIPELINE DATA INC.

By: /s/ MacAllister Smith
Name: MacAllister Smith
Title: Chief Executive Officer

COMVEST ADVISORS, LLC

By: /s/ Daniel Nenadovic
Name: Daniel Nenadovic
Title: Managing Director and Partner

Signature Page to Management Agreement